Exhibit 99.1

ARGAN, INC. REPORTS FOURTH QUARTER AND YEAR END RESULTS

April 8, 2014 – ROCKVILLE, MD – Argan, Inc. (NYSE: AGX) today announced financial results for the three months and fiscal year ended January 31, 2014.

For the year ended January 31, 2014, revenues were $227.5 million compared to $278.6 million for the year ended January 31, 2013. Gemma Power Systems LLC and affiliates (Gemma) contributed $218.6 million, or 96% of revenues in fiscal 2014, compared to $261.3 million, or 94% of revenues in fiscal 2013.

Argan reported consolidated EBITDA (Earnings before interest, taxes, depreciation and amortization) attributable to the stockholders of Argan, Inc. of $66.3 million for the year ended January 31, 2014 compared to $37.7 million for the prior fiscal year. Gemma recorded $69.5 million in EBITDA attributable to the stockholders of Argan, Inc. for fiscal 2014 compared to $40.2 million for fiscal 2013.

Income from continuing operations for fiscal 2014 was $43.3 million, compared to income from continuing operations for fiscal 2013 of $22.1 million.

Net income attributable to shareholders of Argan, Inc. for fiscal 2014 was $40.1 million, or $2.78 per diluted share based on 14,427,000 diluted shares outstanding, compared to $23.3 million, or $1.65 per diluted share based on 14,116,000 diluted shares outstanding for fiscal 2013.

For the three months ended January 31, 2014 consolidated revenues were $59.5 million compared to $57.8 million for the three months ended January 31, 2013. Gemma contributed $58.3 million or 98% of consolidated revenues for the fourth quarter of fiscal 2014, compared to $55.0 million, or 95% of consolidated revenues for the fourth quarter of fiscal 2013.

Argan reported consolidated EBITDA (Earnings before interest, taxes, depreciation and amortization) attributable to the stockholders of Argan, Inc. of $15.8 million for the three months ended January 31, 2014 compared to $10.4 million in the fourth quarter of last fiscal year. Gemma recorded $17.6 million in EBITDA attributable to the stockholders of Argan, Inc. for the three months ended January 31, 2014 compared to $11.6 million for the three months ended January 31, 2013.

Income from continuing operations for the three months ended January 31, 2014 was $10 million, compared to income from continuing operations of $5.9 million, for the fourth quarter of fiscal 2013.

For the three months ended January 31, 2014, Argan reported net income attributable to Argan, Inc. stockholders of $9.2 million, or $0.63 per diluted share based on 14,581,000 diluted shares outstanding, compared to net income of $6.6 million or $0.46 per diluted share based on 14,186,000 diluted shares outstanding for the fourth quarter of fiscal 2013.

Argan had consolidated cash of $272 million as of January 31, 2014. During the current fiscal year, Argan used cash of $10.6 million to pay for a $0.75 dividend per share of common stock. Consolidated working capital increased during the current fiscal year to approximately $133.3 million as of January 31, 2014 from approximately $88.6 million as of January 31, 2013. Consolidated tangible net worth increased to $135.7 million at January 31, 2014 from $100.1 million at January 31, 2013.

Gemma’s backlog as of January 31, 2014 was $790 million compared to $180 million as of January 31, 2013. The substantial increase in backlog is the result of Gemma entering into EPC agreements with affiliates of Panda Power Funds to design and to build two gas fired power plants.

Commenting on Argan’s financial results, Rainer Bosselmann, Chairman and Chief Executive Officer stated, “Gemma’s execution on projects in fiscal 2014 coupled with success fees earned for the development efforts of the Panda Liberty and Panda Patriot projects contributed to record earnings during fiscal 2014. We appreciate the dedicated efforts of our Gemma associates.”

About Argan, Inc.

Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary. These energy plants include traditional gas as well as alternative energy including biodiesel, ethanol, and renewable energy sources such as wind and solar power. Argan also owns Southern Maryland Cable, Inc.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	Arthur Trudel
301.315.0027	301.315.9467

ARGAN, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Three Months Ended January 31,		Years Ended January 31,
	2014	2013	2014	2013
	(Unaudited)
Revenues
Power industry services	$58,257,000	$54,963,000	$218,649,000	$261,327,000
Telecommunications infrastructure services	1,234,000	2,877,000	8,806,000	17,308,000

Revenues	59,491,000	57,840,000	227,455,000	278,635,000

Cost of revenues
Power industry services	37,745,000	41,478,000	141,807,000	214,817,000
Telecommunications infrastructure services	1,059,000	2,343,000	6,800,000	13,683,000

Cost of revenues	38,804,000	43,821,000	148,607,000	228,500,000

Gross profit	20,687,000	14,019,000	78,848,000	50,135,000
Selling, general and administrative expenses	4,329,000	4,245,000	12,918,000	14,350,000

Income from operations	16,358,000	9,774,000	65,930,000	35,785,000
Gains on the deconsolidation of VIEs	—	—	2,444,000	—
Other income (expense), net	134,000	(14,000)	961,000	(43,000)

Income from continuing operations before income taxes	16,492,000	9,760,000	69,335,000	35,742,000
Income tax expense	6,460,000	3,899,000	25,991,000	13,640,000

Income from continuing operations	10,032,000	5,861,000	43,344,000	22,102,000

Discontinued operations
Loss on discontinued operations before income taxes	—	—	—	(405,000)
Income tax benefit	—	—	—	120,000

Loss on discontinued operations	—	—	—	(285,000)

Net income	10,032,000	5,861,000	43,344,000	21,817,000
Income (loss) attributable to noncontrolling
Interests	868,000	(700,000)	3,219,000	(1,448,000)

Net income attributable to the stockholders of Argan, Inc.	$9,164,000	$6,561,000	$40,125,000	$23,265,000

Earnings (loss) per share attributable to the stockholders of Argan, Inc.
Continuing operations
Basic	$0.64	$0.47	$2.85	$1.71

Diluted	$0.63	$0.46	$2.78	$1.67

Discontinued operations
Basic	$—	$—	$—	$(0.02)

Diluted	$—	$—	$—	$(0.02)

Net income
Basic	$0.64	$0.47	$2.85	$1.69

Diluted	$0.63	$0.46	$2.78	$1.65

Weighted average number of shares outstanding
Basic	14,219,000	13,951,000	14,072,000	13,784,000

Diluted	14,581,000	14,186,000	14,427,000	14,116,000

Cash dividends declared per common share	$—	$—	$0.75	$0.60

ARGAN, INC. AND SUBSIDIARIES

RECONCILIATIONS TO EBITDA (Unaudited)

Continuing Operations

	Three Months Ended January 31,
	2014	2013
Income from continuing operations	$10,032,000	$5,861,000
(Income) loss—noncontrolling interests	(868,000)	700,000
Interest expense	—	(266,000)
Income tax expense	6,460,000	3,874,000
Depreciation	141,000	136,000
Amortization of purchased intangible assets	61,000	61,000

EBITDA attributable to the stockholders of Argan, Inc.	$15,826,000	$10,366,000

Power Industry Services

	Three Months Ended January 31,
	2014	2013
Income from continuing operations before income taxes	$18,324,000	$11,052,000
(Income) loss before income taxes—noncontrolling interests	(868,000)	675,000
Interest expense	—	(266,000)
Depreciation	97,000	85,000
Amortization of purchased intangible assets	61,000	61,000

EBITDA attributable to the stockholders of Argan, Inc.	$17,614,000	$11,607,000

Continuing Operations

	Years Ended January 31,
	2014	2013
Income from continuing operations	$43,344,000	$22,102,000
(Income) loss—noncontrolling interests	(3,219,000)	1,448,000
Interest expense	(161,000)	(688,000)
Income tax expense	25,559,000	14,072,000
Depreciation	549,000	522,000
Amortization of purchased intangible assets	243,000	243,000

EBITDA attributable to the stockholders of Argan, Inc.	$66,315,000	$37,699,000

Power Industry Services

	Years Ended January 31,
	2014	2013
Income from continuing operations before income taxes	$72,669,000	$38,515,000
(Income) loss before income taxes—noncontrolling interests	(3,651,000)	1,880,000
Interest expense	(161,000)	(688,000)
Depreciation	366,000	290,000
Amortization of purchased intangible assets	243,000	243,000

EBITDA attributable to the stockholders of Argan, Inc.	$69,466,000	$40,240,000

\Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a reconciliation between the Company’s GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	January 31, 2014	January 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$272,209,000	$175,142,000
Accounts receivable, net of allowance for doubtful accounts	23,687,000	24,879,000
Costs and estimated earnings in excess of billings	527,000	1,178,000
Deferred income tax assets	178,000	1,303,000
Prepaid expenses and other current assets	1,958,000	1,606,000

TOTAL CURRENT ASSETS	298,559,000	204,108,000
Property, plant and equipment, net ($5,309,000 related to variable interest entities as of January 31, 2013)	4,183,000	9,468,000
Goodwill	18,476,000	18,476,000
Intangible assets, net of accumulated amortization	2,088,000	2,331,000
Deferred income tax and other assets	—	341,000

TOTAL ASSETS	$323,306,000	$234,724,000

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,589,000	$32,699,000
Accrued expenses	7,911,000	9,488,000
Billings in excess of costs and estimated earnings	134,736,000	73,359,000

TOTAL CURRENT LIABILITIES	165,236,000	115,546,000
Deferred tax and other liabilities	293,000	10,000

TOTAL LIABILITIES	165,529,000	115,556,000

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.10 per share – 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share – 30,000,000 shares authorized; 14,289,134 and 13,977,560 shares issued at January 31, 2014 and 2013, respectively; 14,285,901 and 13,974,327 shares outstanding at January 31, 2014 and 2013, respectively	2,143,000	2,096,000
Additional paid-in capital	100,863,000	95,004,000
Retained earnings	53,335,000	23,850,000
Treasury stock, at cost – 3,233 shares at January 31, 2014 and 2013	(33,000)	(33,000)

TOTAL STOCKHOLDERS’ EQUITY	156,308,000	120,917,000
Noncontrolling interests	1,469,000	(1,749,000)

TOTAL EQUITY	157,777,000	119,168,000

TOTAL LIABILITIES AND EQUITY	$323,306,000	$234,724,000